UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 16, 2006

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona 85254

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2006, Spirit Finance Corporation (the “Company”) amended and restated the employment agreements (the “Agreements”) with its senior management team including Morton H. Fleischer, Christopher H. Volk, Catherine Long, Michael T. Bennett, Jeffrey M. Fleischer and Gregg A. Seibert. The Agreements are attached to this Current Report as Exhibits 10.1 through 10.6 and incorporated by reference herein. The Agreements have an effective date of October 16, 2006 and provide for an initial term of three years, which term automatically extends for one additional year on each anniversary of the effective date of the Agreements unless terminated earlier by either party. Each officer will continue serving the Company under the Agreements with the same titles they presently hold.

The Agreements provide for a minimum annual base salary and a maximum bonus ranging from 110% to 150% of the base salary. Under the Agreements, each executive receives four weeks of paid vacation annually and various other customary benefits. The Agreements may be terminated by the Company with or without “cause.” If the Company terminates the Agreements without cause, or if the executive terminates employment with “good reason”, as defined in the Agreements, the Company will be obligated to pay (1) a lump sum payment of severance ranging from two to three times the annual salary and bonus payable under the Agreements, (2) the incentive bonus prorated for the year in which the termination occurred, (3) payment of premiums for certain group health coverage, and (4) other benefits as provided for in the Agreements. In the event of a termination by the Company for any reason other than for cause, or if the executive terminates employment with good reason, all of the unvested options and restricted shares granted to the executive will become fully vested. For a period ranging from 12 to 24 months after termination of each executive’s employment for any reason except for cause, the executive agrees not to compete with the Company by working with or investing in (subject to limited exceptions) any enterprise engaged in a business substantially similar to the Company’s business during the period of the executive’s employment with the Company; in the event of a termination for cause, the period of the non-compete is 12 months.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1                 Amended and Restated Employment Agreement between Spirit Finance Corporation and Morton H. Fleischer dated October 16, 2006.

10.2                 Amended and Restated Employment Agreement between Spirit Finance Corporation and Christopher H. Volk dated October 16, 2006.

10.3                 Amended and Restated Employment Agreement between Spirit Finance Corporation and Catherine Long dated October 16, 2006.

10.4                 Amended and Restated Employment Agreement between Spirit Finance Corporation and Michael T. Bennett dated October 16, 2006.

10.5                 Amended and Restated Employment Agreement between Spirit Finance Corporation and Jeffrey M. Fleischer dated October 16, 2006.

10.6                 Amended and Restated Employment Agreement between Spirit Finance Corporation and Gregg A. Seibert dated October 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: October 19, 2006	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spirit Finance Corporation and Morton H. Fleischer dated October 16, 2006.

10.2	Amended and Restated Employment Agreement between Spirit Finance Corporation and Christopher H. Volk dated October 16, 2006.

10.3	Amended and Restated Employment Agreement between Spirit Finance Corporation and Catherine Long dated October 16, 2006.

10.4	Amended and Restated Employment Agreement between Spirit Finance Corporation and Michael T. Bennett dated October 16, 2006.

10.5	Amended and Restated Employment Agreement between Spirit Finance Corporation and Jeffrey M. Fleischer dated October 16, 2006.

10.6	Amended and Restated Employment Agreement between Spirit Finance Corporation and Gregg A. Seibert dated October 16, 2006.